EXHIBIT 99.1

BeyondSpring Reports First-Quarter 2026 Financial Results and Provides Corporate Update

AACR 2026 Data Positions Plinabulin as a Potential Backbone Agent to Combine with Antibody-Drug Conjugate (ADC)-Based Therapies to Improve Anti-Cancer Efficacy and Tolerability

SEED Advances First Molecular Glue Degrader into Clinical Development with Biomarker-Driven Strategy

FLORHAM PARK, N.J., May 13, 2026 (GLOBE NEWSWIRE) -- BeyondSpring Inc. (NASDAQ: BYSI) (“BeyondSpring” or the “Company”), a clinical-stage company developing transformative therapies for the treatment of cancer and other diseases, today announced its financial results for the quarter ended March 31, 2026, and provided a corporate update highlighting significant scientific and clinical advancements across its pipeline.

“Plinabulin continues to demonstrate the ability to enhance both efficacy and tolerability in ADC-based regimens, supporting its positioning as a potential backbone agent across a rapidly evolving treatment landscape,” said Dr. Lan Huang, Co-Founder, Chair, and Chief Executive Officer of BeyondSpring. “Data presented at AACR 2026 further highlights the expanding value of our pipeline and reinforces our strategy of advancing highly differentiated therapies with the potential to address significant unmet medical needs. We believe Plinabulin has the potential to become a foundational combination agent that unlocks the full clinical and commercial value of ADC therapies.”

Dr. Huang continued, “At SEED, the advancement of ST-01156, a novel RBM39 molecular glue degrader, into clinical development in oncology indications, coupled with a biomarker-driven approach, underscores the strength and scalability of our RITE3™ platform. These milestones reflect disciplined execution across our portfolio and position us to unlock meaningful long-term value through multiple clinical and strategic partnership opportunities.”

Recent Clinical Highlights

Plinabulin: Expanding Role as a Potentially Foundational Combination Therapy

  AACR 2026 data demonstrated that Plinabulin significantly enhances both efficacy and tolerability of topoisomerase inhibitor–based ADC regimens, with or without immune checkpoint inhibitors
  Preclinical findings showed:
    Improved complete response rate and survival outcomes
    Improved tolerability
    Enhanced CD8+ T cell / Treg ratio - shifting the tumor immune environment from suppression to attack
  These preclinical results suggest Plinabulin’s potential to address key limitations of current ADC therapies, including limited durability and dose-limiting safety concerns, and support Plinabulin’s positioning as a potential backbone agent across a broad range of ADC combination regimens

SEED Therapeutics: Advancing precision oncology through molecular glue degraders

  ST-01156 (RBM39 molecular glue degrader) advanced into Phase 1 clinical development, with the first dose cohort completed
  AACR 2026 data demonstrated:
    Complete tumor eradication in a neuroblastoma in vivo model
    Identification of MYC overexpression and CDKN2A/B deletion as potential predictive biomarkers
  This program represents a biomarker-driven precision oncology approach and highlights the productivity of SEED’s proprietary RITE3™ platform for targeted protein degradation

First Quarter Financial Results1

Continuing operations:

  R&D expenses were $1.1 million for the three months ended March 31, 2026 compared to $0.9 million for the three months ended March 31, 2025. The $0.2 million increase was primarily driven by increased drug manufacturing activities to prepare for potential future study initiation, partially offset by lower regulatory filing advisory and personnel expenses
  G&A expenses were $1.1 million for the three months ended March 31, 2026 compared to $1.7 million for the three months ended March 31, 2025. The $0.6 million decrease was primarily driven by lower personnel and legal advisory expenses
  Net loss was $2.4 million for the three months ended March 31, 2026 compared to $2.6 million for the three months ended March 31, 2025
  Cash, cash equivalents, and short-term investments were $7.9 million as of March 31, 2026

Discontinued operations:

  Net loss was $4.3 million for the three months ended March 31, 2026, compared to net income of $3.8 million for the three months ended March 31, 2025
  Current assets were $5.3 million as of March 31, 2026

Note 1. As a result of BeyondSpring entering into definitive agreements to sell a portion of its Series A-1 Preferred Shares of SEED, SEED’s operations met the criteria as discontinued operations under ASC 205-20 for financial reporting purposes.

About BeyondSpring
BeyondSpring (NASDAQ: BYSI) is a clinical-stage biopharmaceutical company developing first-in-class therapies for cancers with high unmet need. Its lead asset, Plinabulin, has been studied in over 700 cancer patients and is in late-stage development across multiple cancer indications, with results published in The Lancet Respiratory Medicine. Learn more at beyondspringpharma.com.

About SEED Therapeutics
SEED Therapeutics is a clinical-stage biotechnology company pioneering targeted protein degradation. Its proprietary RITE3™ platform is advancing novel molecular glue degraders across oncology, neurodegeneration, and immunology. SEED collaborates with Eli Lilly and Company and Eisai Co., Ltd., and is advancing its RBM39 degrader into clinical development. Learn more at seedtherapeutics.com.

Investor Contact: IR@beyondspringpharma.com
Media Contact: PR@beyondspringpharma.com

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements that are not historical facts. Words such as “will,” “expect,” “anticipate,” “plan,” “believe,” “design,” “may,” “future,” “estimate,” “predict,” “objective,” “goal,” or variations thereof and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on BeyondSpring’s current knowledge, beliefs, and expectations regarding possible future events and are subject to risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, difficulties raising the anticipated amount needed to finance the Company’s future operations on terms acceptable to the Company, if at all; unexpected results from preclinical studies or clinical trials; the risk that preclinical results may not be predictive of clinical results; delays in, or failure to obtain, regulatory approvals; results that do not meet the Company’s expectations regarding the safety, efficacy, clinical utility, or regulatory pathway of the Company’s product candidates; increased competition in the market; the Company’s ability to meet Nasdaq’s continued listing requirements; and other risks described in BeyondSpring’s most recent Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission. All forward-looking statements made herein speak only as of the date of this release, and BeyondSpring undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Financial Tables to Follow

BEYONDSPRING INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

	As of
	December 31, 2025	March 31, 2026
	$	$
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	7,786	4,036
Short-term investments	4,775	3,827
Advances to suppliers	227	177
Prepaid expenses and other current assets	71	181
Current assets of discontinued operations	8,023	5,283
Total current assets	20,882	13,504

Noncurrent assets:
Property and equipment, net	166	152
Operating right-of-use assets	305	240
Other noncurrent assets	224	126
Noncurrent assets of discontinued operations	4,356	4,384
Total noncurrent assets	5,051	4,902

Total assets	25,933	18,406

Liabilities and equity

Current liabilities:
Accounts payable	363	646
Accrued expenses	938	1,278
Current portion of operating lease liabilities	320	246
Other current liabilities	822	937
Current liabilities of discontinued operations	11,133	9,263
Total current liabilities	13,576	12,370

Noncurrent liabilities:
Deferred revenue	28,600	28,994
Other noncurrent liabilities	3,981	4,239
Noncurrent liabilities of discontinued operations	3,766	3,157
Total noncurrent liabilities	36,347	36,390

Total liabilities	49,923	48,760

Shareholders’ deficit
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized; 41,122,320 and 41,119,820 shares issued and outstanding as of December 31, 2025 and March 31, 2026)	4	4
Additional paid-in capital	375,664	375,739
Accumulated deficit	(408,431)	(410,590)
Accumulated other comprehensive income	602	360

Total BeyondSpring Inc.’s shareholders’ deficit	(32,161)	(34,487)
Noncontrolling interests	8,171	4,133
Total shareholders’ deficit	(23,990)	(30,354)

Total liabilities and shareholders’ deficit	25,933	18,406

BEYONDSPRING INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data) (Unaudited)

	Three months ended March 31,
	2025	2026
	$	$

Revenue	-	-

Operating expenses
Research and development	(874)	(1,076)
General and administrative	(1,736)	(1,156)

Loss from operations	(2,610)	(2,232)
Foreign exchange gain, net	29	50
Interest income	17	8
Other income, net	-	15

Loss before income tax	(2,564)	(2,159)
Income tax expenses	(20)	(192)

Net loss from continuing operations	(2,584)	(2,351)

Discontinued operations
Loss from discontinued operations	(3,232)	(4,323)
Gain on sale of subsidiary interests	6,986	-
Income tax expenses	-	-
Net income (loss) from discontinued operations	3,754	(4,323)

Net income (loss)	1,170	(6,674)
Less: Net loss attributable to noncontrolling interests from continuing operations	(75)	(132)
Less: Net loss attributable to noncontrolling interests from discontinued operations	(3,232)	(4,383)
Net income (loss) attributable to BeyondSpring Inc.	4,477	(2,159)

Earnings (loss) per share, basic and diluted
Continuing operations	(0.06)	(0.05)
Discontinued operations	0.17	-
Basic and diluted earnings (loss) per share	0.11	(0.05)

Weighted-average shares outstanding
Basic and diluted	40,316,320	41,119,803

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustment loss from continuing operations	(151)	(379)
Foreign currency translation adjustment loss from discontinued operations	(7)	(47)
Comprehensive income (loss)	1,012	(7,100)
Less: Comprehensive loss attributable to noncontrolling interests from continuing operations	(130)	(269)
Less: Comprehensive loss attributable to noncontrolling interests from discontinued operations	(3,238)	(4,430)
Comprehensive income (loss) attributable to BeyondSpring Inc.	4,380	(2,401)